Exhibit 99.2

NOTICE OF CONDITIONAL FULL REDEMPTION

US Foods, Inc.

8.5% Senior Notes Due 2019

CUSIP Number 90290M AA9*

NOTICE IS HEREBY GIVEN, pursuant to the Indenture referred to below, that US Foods, Inc. (formerly known as U.S. Foodservice, Inc.), a Delaware corporation (the “Issuer”), has elected to redeem (such redemption, the “Second Redemption”), subject to the satisfaction of the conditions precedent set forth below as provided below, on the Redemption Date (as defined below), all Notes Outstanding under the Indenture on the Redemption Date after giving effect to the First Redemption (as defined in Annex A hereto), at the Redemption Price set forth below. As further described below, in the Issuer’s discretion, the Redemption Date may be delayed until such time as such conditions precedent shall be satisfied as provided below, or such redemption may not occur and this notice may be rescinded in the event that such conditions precedent shall not have been so satisfied by the Redemption Date, or by the Redemption Date as so delayed. The Issuer expects the Second Redemption to be in an aggregate principal amount of $258,276,000.

As used herein, the term “Indenture” means the Indenture, dated as of May 11, 2011, as supplemented by the First Supplemental Indenture, dated as of December 6, 2012, the Second Supplemental Indenture, dated as of December 27, 2012, the Third Supplemental Indenture, dated as of January 16, 2013, the Fourth Supplemental Indenture, dated as of December 19, 2013, and as otherwise supplemented from time to time, among the Issuer, the Subsidiary Guarantors from time to time party thereto, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee (the “Trustee”). Capitalized terms used and not otherwise defined herein have the meanings given thereto in the Indenture.

The Redemption Price with respect to any redeemed Note is equal to:

(a)	102.125% of the principal amount thereof; plus

(b)	the accrued but unpaid interest thereon to the Redemption Date.

The Second Redemption will take place on June 30, 2016 or, if the conditions precedent set forth below are not satisfied as provided below on or prior to June 30, 2016, such later date (but not later than July 30, 2016) as such conditions precedent are so satisfied (such date of such redemption, the “Redemption Date”).

*	Neither the Issuer nor the Trustee shall be held responsible for the selection or use of any CUSIP number, nor is any representation made as to the correctness or accuracy of the CUSIP number listed in this Redemption Notice or printed on the Notes. They are included solely for convenience of the Holders.

The Second Redemption is subject to the satisfaction of each of the following conditions precedent: (i) the consummation (as and when determined by the Issuer, and as and to the extent the Issuer shall require, in each case in its sole and absolute discretion), on or prior to June 30, 2016 (or such later date on or prior to July 30, 2016 as may be determined by the Issuer in its sole and absolute discretion) of the Transactions (as defined in Annex A hereto) on terms and conditions satisfactory in all respects to the Issuer in its sole and absolute discretion, including but not limited to the satisfaction (as determined by the Issuer, and as and to the extent the Issuer shall require, in each case in its sole and absolute discretion) of any condition precedent to such consummation under any agreement, instrument or other document providing for, governing or otherwise relating to any such Transaction, and (ii) the delivery to the Trustee of written notice by the Issuer (in its sole and absolute discretion) to the effect that such consummation of such Transactions has occurred (as so determined, and as and to the extent so required, by the Issuer), and the effectiveness of such written notice. The written notice referred to in clause (ii) of the preceding sentence shall be effective upon delivery, if delivered on or prior to 12:00 p.m., New York City time on any given day, and if delivered after 12:00 p.m., New York City time on the date of delivery, shall be effective as of 12:01 a.m. New York City time the following Business Day unless the notice expressly states that it shall be effective as of the time of delivery or as of any other time.

In the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent shall be satisfied as provided above, or the redemption of the Notes pursuant to this notice may not occur and this redemption notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. Such redemption shall not occur in the event that such conditions precedent have not been so satisfied by July 30, 2016. In the event that such conditions precedent have not been so satisfied by such date, the Issuer will so notify the Holders and the Trustee, and upon any such notice to the Holders and the Trustee, this redemption notice shall be rescinded and of no force or effect for any purpose.

Payment of the Redemption Price will become due and payable on the Redemption Date only upon presentation and surrender of the Notes to the Trustee as follows:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wilmington Trust, National Association	Wilmington Trust, National Association	Wilmington Trust, National Association
246 Goose Lane, Suite 105	246 Goose Lane, Suite 105	246 Goose Lane, Suite 105
Guilford, Connecticut 06437,	Guilford, Connecticut 06437,	Guilford, Connecticut 06437,
Attention: Corporate Trust Department	Attention: Corporate Trust Department	Attention: Corporate Trust Department

The method chosen for the delivery of the Notes is at the option and risk of the holder. If delivery is by mail, use of registered or certified mail, properly insured, is suggested. Notes held through DTC should be surrendered for redemption in accordance with DTC’s procedures therefor.

Interest on the Notes shall cease to accrue from and after the Redemption Date, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture.

IMPORTANT NOTICE

Noteholders may be subject, under certain circumstances, to backup withholding tax with respect to the redemption payment. Such backup withholding may be applicable if such noteholder, among other things, fails to (i) furnish its correct taxpayer identification number, (ii) certify that it is not subject to backup withholding, or (iii) otherwise comply with applicable backup withholding requirements. A noteholder who wishes to avoid the imposition of backup withholding tax should submit an Internal Revenue Service Form W-9 or W-8, as applicable, when presenting a Note for payment.

US Foods, Inc.

Date: May 31, 2016

ANNEX A

TRANSACTIONS

As used in this Notice of Redemption, the term “Transactions” means collectively, the following:

(1) the partial redemption of Notes as described in the Notice of Conditional Partial Redemption delivered on May 31, 2016, with the net proceeds (after deducting underwriting discounts and commissions) from an initial public offering of the US Foods Holding Corp.’s common stock, in an aggregate principal amount of $1,090,000,000 (the “First Redemption”);

(2) the receipt by the Issuer of net proceeds in an amount equal to at least $475 million (or such other amount as may be determined by the Issuer in its sole and absolute discretion) from the incurrence of additional indebtedness in a form, on terms and subject to conditions, and pursuant to documentation that is in each case in form and substance, satisfactory to the Issuer, in its sole and absolute discretion; and

(3) all other transactions relating to any of the foregoing (including but not limited to payment of fees and expenses related to any of the foregoing) as determined by, and pursuant to documentation that is in each case in form and substance satisfactory to, the Issuer in its sole and absolute discretion.